ETF Opportunities Trust 485BPOS

Exhibit 99(j)(15)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 3, 2025, relating to the financial statements and financial highlights of TappAlpha SPY Growth & Daily Income ETF, a series of ETF Opportunities Trust, which are included in Form N-CSR for the period ended December 31, 2024, and to the references to our firm under the “Fund Service Providers”, and “Financial Highlights” in the Prospectus and “Management and Other Service Providers”, and “Financial Statements” in the Statement of Additional Information. We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of TappAlpha Innovation 100 Growth & Daily Income ETF, a series of ETF Opportunities Trust, under the headings “Fund Service Providers”, and “Financial Highlights” in the Prospectus and “Management and Other Service Providers”, and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Cleveland, Ohio
April 29, 2025